UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2021

Protective Insurance Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-05534	35-0160330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, STE 500 Carmel, Indiana	46032
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (317) 636-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on February 14, 2021, Protective Insurance Corporation, an Indiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with The Progressive Corporation, an Ohio corporation (“Parent”), and Carnation Merger Sub Inc., an Indiana corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”). The consummation of the Merger is conditioned upon, among other things, the receipt of required regulatory approvals, including from the Indiana Department of Insurance. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021 and incorporated herein by reference.

On May 25, 2021, the Indiana Department of Insurance issued a written order approving the acquisition of control of the Indiana domestic insurance companies of Protective by Progressive. The conditions to the consummation of the Merger having been satisfied, other than those that are to be satisfied at the closing, the Merger is expected to be completed on or about June 1, 2021, subject to the satisfaction or waiver (as applicable) of all other closing conditions.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to future events and financial performance and Protective may make related oral, forward-looking statements on or following the date hereof. All statements in this Current Report on Form 8-K not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Such statements may include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Parent (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this Current Report on Form 8-K for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Parent may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to satisfy conditions to completion of the proposed transaction that are contemplated to be satisfied at the closing; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; and (G) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Parent’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE INSURANCE CORPORATION

May 25, 2021	By:	/s/ Jeremy D. Edgecliffe-Johnson
Jeremy D. Edgecliffe-Johnson,
Chief Executive Officer